EX-10.1

WAIVER LETTER

November 19, 2025

Reference is made to that certain Securities Purchase Agreement (the “SPA”), dated as of September 5, 2025, by and between Professional Diversity Network, Inc. (the “Company”) and Streeterville Capital, LLC (the “Investor”). Reference is also made to that certain Letter Agreement, dated as of October 30, 2025, by and between the Company and the Investor (the “Letter Agreement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the SPA.

This letter confirms the Investor’s agreement to waive, in full, the Company’s obligation to file a new Registration Statement on Form S-1 in connection with the SPA, including any requirement to file such Registration Statement within the time period specified in Paragraph 3 of the Letter Agreement.

STREETERVILLE CAPITAL, LLC

By:                  /s/ John Fife

Name: John Fife

Title: President